UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported):  February 5, 2009



                              LANDAUER, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)



                                 Delaware
              ----------------------------------------------
              (State or Other Jurisdiction of Incorporation)



             1-9788                               06-1218089
     ------------------------        ------------------------------------
     (Commission File Number)        (I.R.S. Employer Identification No.)



  2 Science Road, Glenwood, Illinois                60425
----------------------------------------          ----------
(Address of Principal Executive Offices)          (Zip Code)



                              (708) 755-7000
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)



                              Not Applicable
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [  ]      Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [  ]      Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [  ]      Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
            ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS


      (b) Mr. Michael Winfield, a director of Landauer, Inc., whose current term of service on the Company's Board of Directors is scheduled to expire in 2010, has advised the Company that he intends to retire from the Board of Directors upon his 70th Birthday on February 20, 2009, in accordance with the Company's current director guidelines regarding director retirement.


      (e) On February 5, 2009, Landauer, Inc.'s Board of Directors approved certain changes to the Company's U.S. retirement benefit plans. The objective of the changes is to transition from a defined benefit philosophy for retirement benefits to a defined contribution approach. The Company anticipates that the re-design of its retirement plans will result in future cost savings while offering market based retirement benefits to its employees.

            The Landauer, Inc. Retirement Plan will be amended effective March 31, 2009, to (a) provide a supplemental accrued retirement benefit for certain participants who (i) had attained specified age and/or service requirements or (ii) had an accrued benefit under a supplemental executive retirement plan maintained by the Company, and (b) cease all benefit accruals thereunder (i.e., to cause it to be a "frozen plan"). Simultaneously, the Landauer, Inc. Supplemental Executive Retirement Plan for Managers and the Supplemental Key Executive Retirement Plan of Landauer, Inc. were amended to cease all benefit accruals thereunder, other than with respect to the Company's Chief Executive Officer.

            The Landauer, Inc. 401(k) Retirement Savings Plan will be amended effective April 1, 2009 to enhance the Company's matching contribution, along with certain other changes. Effective April 1, 2009, the Company is establishing a nonqualified deferred compensation plan pursuant to which certain employees, including the Company's executive officers, will be entitled to (a) receive an annual Company contribution equal to 7.5% of base pay, and (b) elect to defer up to 80% of base pay and up to 100% of all other earnings. Five participants in the Company's supplemental executive retirement plans will receive an additional annual contribution ranging from approximately 3 to 11% of base salary to compensate them for the loss of expected benefits due to the cessation of benefit accruals described in the preceding paragraph.





















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ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
            CHANGE IN FISCAL YEAR

      (a) Landauer, Inc.'s Board of Directors, at its meeting on February 5, 2009, approved amendments to the Company's bylaws, effective immediately. Significant changes include the following:

            1) the update of notice requirements provisions for stockholder nominations of directors and stockholder proposed business at annual meetings in Section 1.4 and
                  Section 1.5, respectively; primarily, stockholder notices shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 (formerly 50), and not more than 120 (formerly
                  75), calendar days before the first anniversary of the preceding year's annual meeting and such notices must include additional information that will make it possible for the Company to better evaluate any nominations or other business placed before the meetings, as well as additional information as to the ownership interests of the individuals making the nominations or proposals;

            2) the addition of certain provisions clarifying that stockholder meetings may be held via remote communication;

            3) the addition of a provision permitting the Board to name a Presiding Director;

            4) the elimination of certain provisions related to the formation of the Company that are no longer applicable, primarily related to Founder Directors; and

            5) the modification of various references to make them more gender neutral.

            This disclosure is qualified in its entirety by reference to the complete Amended and Restated Bylaws filed as Exhibit 3.1 to this current report on Form 8-K.



ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      (d)   Exhibits

            3.1 Amended and Restated Bylaws of the Registrant, effective February 5, 2009





















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                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LANDAUER, INC.


Dated:  February 11, 2009           /s/ Jonathon M. Singer
                                    ------------------------------------
                                    JONATHON M. SINGER
                                    Senior Vice President,
                                    Finance, Secretary, Treasurer,
                                    and Chief Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)


















































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